ASSURED GUARANTY®

Assured Guaranty's Asset Management Business to Combine with Sound Point Capital Management

Assured Guaranty to Own 30% of Combined Entity in Exchange for 100% of Assured Guaranty's Equity in AssuredIM

Combined Entity's CLO Asset Management Business to Become World's Fifth Largest

Assured Guaranty Expects the Transaction to Be Immediately Accretive to Its EPS, ROE and BVPS

HAMILTON, Bermuda – April 5, 2023 – Assured Guaranty Ltd. (NYSE:AGO) (together with its subsidiaries, Assured Guaranty) today announced an agreement with Sound Point Capital Management, L.P. (Sound Point) pursuant to which Assured Guaranty will contribute its entire equity interest in Assured Investment Management LLC and, with certain exceptions, its related asset management entities (collectively, AssuredIM) to Sound Point.

In addition, U.S. insurers Assured Guaranty Municipal Corp. and Assured Guaranty Corp. will engage Sound Point as their sole alternative credit manager to invest $1 billion over time in alternative credit strategies, including nearly $400 million currently managed by AssuredIM as of December 31, 2022.

In exchange, Assured Guaranty will receive a 30% ownership interest in the combined business, subject to potential post-closing adjustments.

Assured Guaranty, the global leader in financial guaranty insurance, acquired AssuredIM (formerly BlueMountain Capital Management, LLC) in October 2019. AssuredIM will transfer assets under management (AUM) of approximately $15.2 billion, including approximately $14.5 billion of collateralized loan obligations (CLOs), as of December 31, 2022, to Sound Point upon completion of the transaction. As a result, Sound Point, which had approximately $21.4 billion in CLOs and $32 billion in total AUM as of December 31, 2022, is expected to become the fifth largest CLO manager by AUM[1] in the world.

"We expect this transaction to significantly benefit both Assured Guaranty and Sound Point and to be accretive to Assured Guaranty's shareholders. Our investment in Sound Point should provide significant incremental value because the combined business will benefit from Sound Point's scaled investment platform, as well as both firms' established distribution channels and well-earned reputations for generating attractive returns for their investors," said Dominic Frederico, President and CEO of Assured Guaranty.

Mr. Frederico added, "This combination further advances two of the objectives we set out when we entered the asset management business.

Assured Guaranty Ltd.

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info@agltd.com

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2    “The first objective was to establish a fee-based earnings stream independent of the risk-based premiums generated by our financial guaranty business. To accomplish this, we converted virtually all of AssuredIM’s assets under management into fee-earning AUM. Our 30% investment in the combined firm will advance this earnings diversification strategy through a compelling investment management business that is expected to grow and generate significant net income and free cash flow. “The second objective was to enhance the alternative investment opportunities for our financial guaranty subsidiaries’ investment portfolios. AssuredIM was successful in meeting this objective, and we’re confident Sound Point’s proven track record managing such investments will be strengthened by the addition of AssuredIM’s AUM.” Assured Guaranty expects the transaction to be immediately accretive to earnings per share, return on equity and book value per share, as well as the company's adjusted operating shareholders’ equity per share and adjusted book value per share.2 It also plans to continue its current capital management program, including share repurchases. The transaction is expected to be completed in the third quarter of 2023, subject to certain customary closing conditions, including the receipt of certain consents and regulatory approval. Following closing, Mr. Frederico will be appointed to the Sound Point Board of Managers. Assured Healthcare Partners LLC will remain an independent healthcare investment management firm and is not part of the Sound Point transaction. Carried interest associated with Assured Healthcare Partners funds and another single-asset fund in which Assured Guaranty is invested will be retained by Assured Guaranty, as well. Goldman Sachs & Co. LLC and Insurance Advisory Partners LLC served as financial advisors, and Mayer Brown LLP and Milbank LLP acted as legal advisors, to Assured Guaranty. Bank of America acted as financial advisor, and Pryor Cashman LLP and DLA Piper acted as legal advisors, to Sound Point. About Assured Guaranty Ltd. Assured Guaranty Ltd. is a publicly traded Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets, and also provides asset management services. More information on Assured Guaranty can be found at: AssuredGuaranty.com About Sound Point Capital Management, LP Sound Point is an alternative asset management firm founded in 2008 with particular expertise in credit strategies. Based in New York, with offices in London, Florida and Connecticut, the firm manages money on behalf of institutional investors including top-tier pensions, foundations, insurance companies, wealth management firms and family offices. Sound Point's strategies span the spectrum of liquid and illiquid credit alternatives and include funds and managed accounts focused on leveraged loans, special situations, distressed debt, structured credit, direct lending and commercial real estate. Sound Point currently manages approximately $32 billion of assets. Five principals of Stone Point Capital LLC, as well as Dyal Capital Partners, a division of Blue Owl Capital Inc. [NYSE: OWL], are also strategic investors in its business. For more information, please visit Sound Point's website at www.soundpointcap.com. 1 Source: CreditFlux CLO manager rankings as of December 31, 2022.

  3    2 Adjusted operating shareholders’ equity per share and adjusted book value per share are non-GAAP measures. For a definition and explanation of these non-GAAP measures, please see AGL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, pages 104-105. Cautionary Statement Regarding Forward-Looking Statements Any forward-looking statements made in this press release reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These risks and uncertainties include, but are not limited to, the possibility that Assured Guaranty’s planned transaction (Sound Point Transaction) pursuant to which Assured Guaranty will contribute its interests in AssuredIM to Sound Point and U.S. insurers Assured Guaranty Municipal Corp. (AGM) and Assured Guaranty Corp. (AGC) will engage Sound Point as their sole alternative credit manager to invest $1 billion over time in alternative credit strategies, in return for a 30% ownership interest in the combined business, subject to potential post-closing adjustments, fails to close or is delayed due to the failure to fulfill or waive closing conditions, including the receipt of necessary regulatory approvals and client consents, or due to other reasons; the possibility that investments made by AGM and AGC for its investment portfolio, including in alternative credit strategies, do not result in the benefits anticipated or subject Assured Guaranty to reduced liquidity at a time it requires liquidity, or to unanticipated consequences; the impact of the announcement of Assured Guaranty's planned Sound Point Transaction on Assured Guaranty and its relationships with its shareholders, regulators, rating agencies, employees and the obligors it insures and on the business of AssuredIM and Assured Healthcare Partners LLC and their relationships with their respective clients and employees; the possibility that the Sound Point Transaction does not result in the benefits anticipated or subjects Assured Guaranty and/or its shareholders to unanticipated consequences; difficulties executing Assured Guaranty’s business strategy; and other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of April 5, 2023. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Contacts Investor Relations: Robert Tucker, +1 212-339-0861 Senior Managing Director, Investor Relations and Corporate Communications rtucker@agltd.com Media Relations: Ashweeta Durani, +1 212-408-6042 Vice President, Corporate Communications adurani@agltd.com